Exhibit 10.48

RESTRICTED STOCK AGREEMENT
NUVEL HOLDINGS, INC.
THIS AGREEMENT ("Agreement") is made effective as of December 1, 2016, by and between Nuvel Holdings, Inc., a Florida corporation (the "Company"), and Richard Resnick, a resident of the state of California ("Grantee").

W I T N E S S E T H:

WHEREAS, Grantee and the Company have entered into that certain Employment Agreement, dated December 1, 2016 (the "Employment Agreement"); and

WHEREAS, pursuant to Section 2(a) of Exhibit C to the Employment Agreement, the Company wishes to grant a restricted stock award to Grantee for shares of the Company's Series OH-1 Convertible Preferred Stock.

AGREEMENT:

NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained, the parties hereto agree as follows:

1.          Grant of Restricted Stock Award.  The Company hereby grants to Grantee on the date set forth above a restricted stock award (the "Award") for 4,223 shares (the "Shares") of Series OH-1 Convertible Preferred Stock ("OH-1 Stock") of the Company on the terms and conditions set forth herein and with the powers, preferences, limitations and relative rights set forth in the Certificate of Designation of the OH-1 Stock.  The Company shall make, or cause to be made, a book entry for such Shares of OH-1 in Grantee's name.  The Company will have no obligation to deliver any stock certificate to Grantee representing the Shares or the shares of Company common stock ("Common Stock") into which such Shares convert until such time as the risk of forfeiture and other transfer restrictions set forth in this Agreement have lapsed with respect to the Shares (or shares of Common Stock upon conversion of the Shares).  The Company may also place a legend on any certificates describing the risks of forfeiture and other transfer restrictions set forth in this Agreement providing for the return from Grantee, if applicable, and cancellation of such certificates if the Shares (or Common Stock into which the Shares convert) are forfeited as provided in Section 2 below.  Until such risks of forfeiture have lapsed or the Shares subject to this Award have been forfeited pursuant to Section 2 below, Grantee shall be entitled to vote the Shares (or shares of Common Stock upon conversion of the Shares) and shall receive all dividends attributable to such Shares (or shares of Common Stock upon conversion of the Shares), but Grantee shall not have any other rights as a shareholder with respect to such shares.

2.          Vesting of Restricted Stock.

a.          General.  The Shares of OH-1 Stock subject to this Award shall remain forfeitable until the shares vest and the risks of forfeiture lapse according to the following schedule:

Vesting Schedule

1/24 of the Shares will vest on each monthly anniversary of the date of this Award.

For the avoidance of doubt, the conversion of Shares into shares of Common Stock pursuant to the terms of the Certificate of Designation of the OH-1 Stock will have no impact on the vesting schedule of the Shares.  The vesting schedule will continue to apply to the shares of Common Stock issued by the Company after conversion in the same manner as applied to the Shares.

b.          Termination of Relationship.  Except as expressly provided in Section 3.9.2 of the Employment Agreement, if Grantee's employment with the Company (or a subsidiary or affiliate of the Company) ceases at any time prior to the full vesting of all Shares issued under this Award (or shares of Common Stock upon conversion of the Shares) for any reason, including Grantee's voluntary resignation, retirement, death or disability, Grantee shall immediately forfeit all Shares subject to this Award (including shares of Common Stock upon conversion of the Shares) that have not yet vested pursuant to the schedule above.

c.          Acceleration of Vesting.  In the event of a Change of Control (as defined below), all of the Shares subject to this Award shall become fully vested and all risks of forfeiture shall lapse. For the purposes hereof, "Change of Control" means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the events in subsections (i) through (iv) below. For purposes of this definition, a person, entity or group shall be deemed to "Own," to have "Owned," to be the "Owner" of, or to have acquired "Ownership" of securities if such person, entity or group directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares Voting Power (as defined below), which includes the power to vote or to direct the voting, with respect to such securities. "Voting Power" means any and all classes of securities issued by the applicable entity that are entitled to vote in the election of directors of the applicable entity.

(i)          Any person, entity or group becomes the Owner, directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the combined Voting Power of the Company's then outstanding securities other than by virtue of a merger, consolidation, exchange, reorganization or similar transaction. Notwithstanding the foregoing, a Change of Control shall not be deemed to occur (A) on account of the acquisition of securities of the Company by an investor, any affiliate thereof or any other person, entity or group from the Company in a transaction or series of related transactions the primary purpose of which is to obtain financing for the Company through the issuance of equity securities or (B) solely because the level of Ownership held by any person, entity or group (the "Subject Person") exceeds the designated percentage threshold of the Voting Power as a result of a repurchase or other acquisition of voting securities by the Company reducing the number of shares outstanding, provided that if a Change of Control would occur (but for the operation of this sentence) as a result of the acquisition of voting securities by the Company, and after such share acquisition, the Subject Person becomes the Owner of any additional voting securities that, assuming the repurchase or other acquisition had not occurred, increases the percentage of the then outstanding voting securities Owned by the Subject Person over the designated percentage threshold, then a Change of Control shall be deemed to occur;
(ii)          There is consummated a merger, consolidation, exchange, reorganization or similar transaction involving (directly or indirectly) the Company and, immediately after the consummation of such merger, consolidation, exchange, reorganization or similar transaction, the shareholders of the Company immediately prior thereto do not Own, directly or indirectly, either (A) outstanding voting securities representing more than fifty percent (50%) of the combined outstanding Voting Power of the surviving entity in such merger, consolidation or similar transaction or (B) more than fifty percent (50%) of the combined outstanding Voting Power of the parent of the surviving entity in such merger, consolidation, exchange, reorganization or similar transaction, in each case in substantially the same proportions as their Ownership of the outstanding voting securities of the Company immediately prior to such transaction;
(iii)          There is consummated a sale, lease, exclusive license or other disposition of all or substantially all of the total gross value of the consolidated assets of the Company and its subsidiaries, other than a sale, lease, license or other disposition of all or substantially all of the total gross value of the consolidated assets of the Company and its subsidiaries to an entity, more than fifty percent (50%) of the combined Voting Power of the voting securities of which are Owned by shareholders of the Company in substantially the same proportions as their Ownership of the outstanding voting securities of the Company immediately prior to such sale, lease, license or other disposition (for purposes of this subparagraph (iii), "gross value" means the value of the assets of the Company or the value of the assets being disposed of, as the case may be, determined without regard to any liabilities associated with such assets); or

(iv)        Individuals who, at the beginning of any consecutive twelve-month period, are members of the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the members of the Board at any time during that consecutive twelve-month period; provided, however, that if the appointment or election (or nomination for election) of any new Board member was approved or recommended by a majority vote of the members of the Incumbent Board then still in office, such new member shall, for purposes of this Agreement, be considered as a member of the Incumbent Board.
For the avoidance of doubt, the term "Change of Control" shall not include a sale of assets, merger or other transaction effected exclusively for the purpose of changing the domicile of the Company. To the extent required, the determination of whether a Change of Control has occurred shall be made in accordance with Section 409A of the Internal Revenue Code of 1986, as amended, and the regulations, notices and other guidance of general applicability issued thereunder (collectively, the "Code").

3.        General Provisions.

a.        Employment or Other Relationship.  This Agreement shall not confer on Grantee any right with respect to continuance of employment, appointment to the Board of Directors of the Company or other relationship by the Company or any of its affiliates, nor will it interfere in any way with the right of the Company to terminate such employment, directorship or relationship.  Nothing in this Agreement shall be construed as creating an employment, directorship or service contract for any specified term between Grantee and the Company or any of its affiliates.

b.        280G Limitations.  Notwithstanding anything in this Agreement or in any other agreement, plan, contract or understanding entered into from time to time between Grantee and the Company to the contrary (except an agreement that expressly modifies or excludes the application of this Paragraph 3(b)), the lapse of the risks of forfeiture of this Award shall not be accelerated in connection with a Change of Control (as defined above) to the extent that such acceleration, taking into account all other rights, payments and benefits to which Grantee is entitled under any other plan or agreement, would  constitute a "parachute payment" or an "excess parachute payment" for purposes of Code Sections 280G and 4999, or any successor provisions, and the regulations issued thereunder; provided, however, that the Company, in its sole discretion and in accordance with applicable law, may modify or exclude the application of this Paragraph 3(b).

c.         Securities Law Compliance.  Grantee shall not transfer or otherwise dispose of the Shares received pursuant to this Agreement (or shares of Common Stock following conversion of the Shares) until such time as the Company and its counsel shall have determined that such transfer or other disposition will not violate any state or federal securities laws.  Grantee may be required by the Company, as a condition of the effectiveness of this Award, to give any written assurances that are necessary or desirable in the opinion of the Company and its counsel to ensure the issuance complies with applicable securities laws, including that all Shares (and shares of Common Stock following a conversion of the Shares) subject to this Agreement shall be held, until such time that such Shares (or shares of Common Stock following a conversion of the Shares) is registered and freely tradable under applicable state and federal securities laws, for Grantee's own account without a view to any further distribution thereof; that the certificates (or, if permitted, book entries) for such shares shall bear an appropriate legend or notation to that effect; and that such shares will be not transferred or disposed of except in compliance with applicable state and federal securities laws.

d.        Mergers, Recapitalizations, Stock Splits, Etc.  In the event of an increase or decrease in the number of shares of Common Stock resulting from a stock dividend, stock split, reverse split, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of the Common Stock effected without receipt of consideration by the Company, other than due to conversion of the convertible securities of the Company, the Company shall adjust the number of Shares (or shares of Common Stock issued after conversion of the Shares) covered under this Award to reflect such change. Additional shares which may become covered by the Award pursuant to such adjustment shall be subject to the same restrictions as are applicable to the shares with respect to which the adjustment relates.

e.        Shares Reserved.  The Company shall at all times during the term of this Agreement reserve and keep available such number of shares as will be sufficient to satisfy the requirements of this Agreement.

f.        Withholding Taxes.  To permit the Company to comply with all applicable federal and state income tax laws or regulations, the Company may take such action as it deems appropriate to ensure that, if necessary, all applicable federal and state payroll, income or other taxes are withheld from any amounts payable by the Company to Grantee.  If the Company is unable to withhold such federal and state taxes, for whatever reason, Grantee hereby agrees to pay to the Company an amount equal to the amount the Company would otherwise be required to withhold under federal or state law prior to the transfer of any Shares (or shares of Common Stock upon a conversion of the Shares)  subject to this Award (whether such transfer evidenced by book entry or certificates).  Notwithstanding the foregoing, to the extent that the receipt of the Shares or the lapse of any restrictions thereon results in income to Grantee for federal or state income tax purposes, in lieu of delivering to the Company at the time of such receipt or lapse, as the case may be, such amount of money as the Company may require to meet its withholding obligation under applicable tax laws or regulations, Grantee may elect to satisfy such tax payment obligations having the Company withhold from the distribution of shares upon the lapse of restrictions thereon such number of shares having a value up to the minimum amount of withholding taxes required to be collected on the transaction (at the optional flat rate for withholding of supplemental wages, if applicable conditions for use thereof are satisfied).  The value of the shares to be withheld shall be based on the fair market value of the shares on the date that the amount of tax to be withheld shall be determined.

g.        Nontransferability.  No portion of this Award for which the risks of forfeiture have not lapsed may be assigned or transferred, in whole or in part, other than by will or by the laws of descent and distribution.

h.        Lockup Period Limitation.  Grantee agrees that in the event the Company advises Grantee that it plans an underwritten public offering of its capital stock in compliance with the Securities Act of 1933, as amended, Grantee will execute any lock-up agreement the Company and/or the underwriter(s) deem necessary or appropriate, in their sole discretion, in connection with such public offering, provided that all officers and directors of the Company execute and deliver similar "lock-up" agreements that provide for the same restrictions.

i.        Blue Sky Limitation.  Notwithstanding anything in this Agreement to the contrary, in the event the Company makes any public offering of its securities and determines, in its sole discretion, that it is necessary to reduce the number of restricted stock awards so as to comply with any state securities or blue sky law limitations with respect thereto, the Board of Directors of the Company shall remove the risks of forfeiture (in full or in part) to which this Award is subject, provided that the Company gives Grantee 15 days' prior written notice of such removal.  Notice shall be deemed given when delivered personally or when deposited in the United States mail, first class postage prepaid and addressed to Grantee at the address of Grantee on file with the Company.

j.        Affiliates.  Grantee agrees that, if Grantee is an "affiliate" of the Company or any of its affiliates (as defined in applicable legal and accounting principles) at the time of a Change of Control (as defined above), Grantee will comply with all requirements of Rule 145 of the Securities Act of 1933, as amended, and the requirements of such other applicable legal or accounting principles, and will execute any documents necessary to ensure such compliance.

k.        Stock Legend.  The Company may require that the certificates (or, if permitted, book entries) for any Shares issued to Grantee (or, in the case of death, Grantee's successors), or shares of commons stock issued to Grantee following a conversion of the Shares,  shall bear an appropriate legend or notation to reflect the restrictions of Paragraph 3(c) and Paragraphs 3(g) through 3(j) of this Agreement; provided, however, that failure to so endorse any of such certificates shall not render invalid or inapplicable Paragraph 3(c) or Paragraph 3(g) through 3(j).

l.        Scope of Agreement.  This Agreement shall bind and inure to the benefit of the Company and its successors and assigns and of Grantee and any successors of Grantee.  This Award is expressly subject to all terms and conditions in this Agreement.

m.        Choice of Law.  The law of the state of Minnesota shall govern all questions concerning the construction, validity, and interpretation of this Agreement, without regard to that state's conflict of laws rules.

n.        Severability.  In the event that any provision of this Agreement shall be held illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining provisions of this Agreement, and this Agreement shall be construed and enforced as if the illegal or invalid provision had not been included.

o.        Arbitration.  Any dispute arising out of or relating to this Agreement or the alleged breach of it, or the making of this Agreement, including claims of fraud in the inducement, shall be discussed between the disputing parties in a good faith effort to arrive at a mutual settlement of any such controversy.  If, notwithstanding, such dispute cannot be resolved, such dispute shall be settled by binding arbitration.  Judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof.  The arbitrator shall be a retired state or federal judge or an attorney who has practiced securities or business litigation for at least 10 years.  If the parties cannot agree on an arbitrator within 20 days, any party may request that the chief judge of the District Court of Hennepin County select an arbitrator.  Arbitration will be conducted pursuant to the provisions of this Agreement, and the commercial arbitration rules of the American Arbitration Association, unless such rules are inconsistent with the provisions of this Agreement.  Limited civil discovery shall be permitted for the production of documents and taking of depositions.  Unresolved discovery disputes may be brought to the attention of the arbitrator who may dispose of such dispute. The arbitrator shall have the authority to award any remedy or relief that a court of this state could order or grant; provided, however, that punitive or exemplary damages shall not be awarded.  The arbitrator may award to the prevailing party, if any, as determined by the arbitrator, all of its costs and fees, including the arbitrator's fees, administrative fees, travel expenses, out-of-pocket expenses and reasonable attorneys' fees.  Unless otherwise agreed by the parties, the place of any arbitration proceedings shall be Hennepin County, Minnesota.

***Signature Page Follows***

ACCORDINGLY, the parties hereto have caused this Agreement to be executed on the day and year first above written.

NUVEL HOLDINGS, INC.

By:  ____________________________________
Name:  James Mandel
Its: Chief Executive Officer

GRANTEE

_______________________________________
Richard Resnick

[Restricted Stock Agreement Signature Page]